UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

MONARCH FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”), which will be held on May 8, 2014, at 5:00 p.m. at The Sandler Center for the Performing Arts, 201 Market Street, Virginia Beach, Virginia, 23462.

The accompanying Proxy Statement and related proxy materials set forth detailed information concerning the matters upon which you will be asked to vote. The Board of Directors requests that the shareholders carefully review these materials before completing the enclosed proxy card.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please vote online at www.rtcoproxy.com/mnrk or complete, sign, date and return promptly the form of proxy that is enclosed in this mailing. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

Very truly yours,

Brad E. Schwartz Chief Executive Officer

Chesapeake, Virginia

March 31, 2014

Notice of

Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

To Be Held

May 8, 2014

Annual Shareholders Meeting Directions

Sandler Center for the Performing Arts

201 Market Street

Virginia Beach, Virginia 23462

From Norfolk International Airport:

Take I-64 East to I-264 East. Take Exit 17B/South Independence Blvd – Pembroke. Turn right onto Columbus Street (before coming to Virginia Beach Blvd.) Turn Left on Market Street. The Sandler Center for Performing Arts is located on the left. Parking is available in the parking garages of the Westin Hotel, Armada Hoffler Tower, Dick’s Sporting Goods, or at any available surface parking lot in the area.

From I-95:

Take I-295 (Virginia Beach, Norfolk) to I-64 East (Virginia Beach Norfolk) to I-264 East. Take exit 17B South Independence Blvd / Pembroke area exit. Turn right onto Columbus Street (before coming to Virginia Beach Blvd.) Turn left on Market Street. The Sandler Center for Performing Arts is located on the left. Parking is available in the parking garages of the Westin Hotel, Armada Hoffler Tower, Dick’s Sporting Goods, or at any available surface parking lot in the area.

1435 CROSSWAYS BOULEVARD, SUITE 301

CHESAPEAKE, VIRGINIA 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”) will be held at The Sandler Center for the Performing Arts, 201 Market Street, Virginia Beach, Virginia 23462 on Thursday, May 8, 2014 at 5:00 p.m. This Proxy Statement is furnished to holders of shares of the common stock of the Company, par value $5.00 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders for the following purposes:

1.

To elect three directors, Joe P. Covington, Jr., E. Neal Crawford, Jr., and Dwight C. Schaubach, each to serve a three year term as Class III directors, or until their successors are elected and qualified;

2.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement;

3.	To approve the 2014 Equity Incentive Plan;

4.	To ratify the appointment of Yount, Hyde and Barbour, PC, as the Company’s independent auditor for the year ending December 31, 2014;

5.

To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Information concerning the matters to be acted on at the meeting is set forth in the accompanying Proxy Statement and related proxy materials. The Board of Directors of the Company has established the close of business on March 14, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated above.

By Order of the Board of Directors,

Lynette P. Harris, Secretary

Chesapeake, Virginia

March 31, 2014

IMORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2014.

The proxy statement and the 2013 annual report to stockholders on Form 10-K are available at www.monarchbank.com/investordocs.php.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

GENERAL INFORMATION

The Monarch Financial Holdings, Inc. Board of Directors is soliciting proxies for the 2014 Annual Meeting.

Date, Time and Place. May 8, 2014 at 5:00 p.m. at Sandler Center for the Performing Arts, 201 Market Street, Virginia Beach, Virginia 23462. On or about March 31, 2013, we commenced mailing this proxy statement and the enclosed form of proxy to our shareholders entitled to vote at the meeting.

Purposes. At the Annual Meeting shareholders will be asked to elect three directors, all of whom are incumbents, each to serve a three year term as Class III directors, or until their successors are elected and qualified, to approve a non-binding resolution to endorse the Company’s executive compensation program, to approve the 2014 Equity Incentive Plan, and to vote on the ratification of the appointment of Yount, Hyde and Barbour, PC, as the Company’s independent auditor for the year ending December 31, 2014.

Record Date. Only Common Stock shareholders of record at the close of business on March 14, 2014 will be entitled to vote at the Annual Meeting. On the Record Date, the authorized Common Stock consisted of 20,000,000 shares, of which 10,619,444 shares were issued and outstanding and held of record by approximately 2,729 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the Annual Meeting. There are also 124,144 outstanding stock options on the Record Date. Option holders do not have the right to vote. On the Record Date the Company had no shares of preferred shares outstanding.

Quorum and Vote Required. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

The election of each nominee for director requires a plurality of the votes cast, in person or by proxy. The advisory, non-binding vote to approve the compensation of the Company’s named executive officers disclosed in the Proxy Statement, approval of the 2014 Equity Incentive Plan, and the ratification of Yount, Hyde and Barbour, PC, as independent auditors of the Company for the year ending December 31, 2014 each require a favorable vote of a majority of the votes cast, in person or by proxy.

As of the March 1, 2014, directors and executive officers of the Company and their affiliated persons and entities, as a group, owned of record and beneficially a total of 1,041,969 shares of Common Stock, or approximately 9.78% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock: (i) FOR the election of the three incumbent nominees identified in this Proxy Statement, all of whom shall serve a three year term as Class III directors, until their successors are duly elected and qualified, (ii) FOR, in an advisory, non-binding vote, approving the compensation of the Company’s named executive officers, (iii) FOR the adoption of the 2014 Equity Incentive Plan, and (iv) FOR the ratification of the appointment of Yount, Hyde and Barbour, PC, as independent auditors of the Company for 2014.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” (“Broker Shares”) has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, which include the election of directors, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote” and such votes will not be counted as voting in favor of or against the particular proposal. Broker Shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the meeting. Further, under the circumstances where the broker is not permitted to, or does not, exercise its discretion on any matter to be voted upon at a meeting, assuming proper disclosure to the Company of such inability to vote, not only will broker non-votes not be counted as voting in favor of or against the particular matter, but they also will not count for purposes of determining the existence of a quorum at the meeting.

Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name generally may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity generally may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when a broker or other entity returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the broker or other entity has not received voting instructions from the beneficial owner of the shares. The ratification of Yount, Hyde and Barbour, PC, as independent auditors of the Company for the fiscal year ending December 31, 2013 is considered a routine matter, while the election of directors, the non-binding advisory vote to approve executive compensation and the approval of the 2014 Equity Incentive Plan are not considered routine matters.

Revocability of Proxy

A shareholder who gives a proxy may still vote in person, if they so desire, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Lynette P. Harris, in person or in writing, or by filing a duly executed proxy bearing a later date. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote and if you then wish to vote in person, you must obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting as proof of your authority to vote the shares. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any. If no contrary instructions are given, each proxy received will be voted FOR the proposals described herein. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Person Making the Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies in person, by telephone or by other electronic means. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this connection.

PROPOSAL 1. ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, Class I, Class II and Class III.

Three incumbent Class III Directors have been nominated for election at the Company’s 2014 Annual Meeting of Shareholders for three year terms: Mr. Covington, Mr. Crawford, and Mr. Schaubach, if elected, shall each serve a term of three years expiring at the Company’s 2017 Annual Meeting of Shareholders.

The current term of the Class I Directors will expire at the Company’s 2015 Annual Meeting of Shareholders. The current term of the Class II Directors will expire at the Company’s 2016 Annual Meeting of Shareholders. In all cases, directors are elected to serve until their successors are duly elected and qualified.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Three incumbent directors have been nominated by the Board of Directors to continue to serve as Directors. The Board of Directors recommends that these incumbent nominees serve as Directors in their respective class. Proxies received by the Company will be voted FOR the election of the three nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

All of the nominees are currently members of the Board of Directors and all have consented to be named and have indicated their intent to serve, if elected. If any nominee becomes unable to serve, an event that is not anticipated, the proxy may be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

There are no current arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected to serve. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company. None of the directors are directors of other publicly-traded companies, or have been within the last five years. The following biographical information discloses each nominee’s age, business experience in the past five years and the year each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Monarch Bank, the predecessor to and now a wholly-owned subsidiary of the Company. Also listed is the value each Board member contributes to the Company. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Nominee Class III Directors, Whose Terms, if Elected, Will Expire in 2017

JOE P. COVINGTON, JR., 63, has served as a director since 2005. He resides in Norfolk, Virginia. Mr. Covington is the President of Covington & Associates Realtors, Inc. and Covington Contracting, Inc. He has been actively involved in the real estate field since 1977. Covington & Associates is a full service real estate company which handles the brokerage of properties and through its property management division, oversees many of the projects developed by Covington Contracting. Covington Contracting has developed both single-family and multi-family projects since it was formed in 1981, and now primarily focuses on the building and renovation of custom homes in Virginia Beach, Norfolk, and Suffolk. He has served on numerous boards and organizations in the Tidewater area including the Tidewater Builders Association, Kiwanis Club of Ghent, East Carolina University Foundation Board of Directors, Downtown Norfolk YMCA, Tidewater March of Dimes, and the City of Norfolk Real Estate Appeals Board, where he served as Chairman. A native of Edenton, North Carolina, Mr. Covington graduated from East Carolina University with a B.S. Degree in social work. Mr. Covington’s involvement in the residential and multi-family real estate markets adds great value and insight to the Company. His qualifications are utilized in his role as a board member, as a member of the Director’s Loan Committee, and as a member of the Compensation Committee.

E. NEAL CRAWFORD, JR., 51, has served as a director of the Company since January 2008 and joined the company in 2003. He is a resident of Norfolk Virginia and was named President of the Company in 2010 and President of Monarch Bank in 2009, having previously served as Norfolk Regional President. He has worked in the banking industry for over 25 years and prior to joining Monarch he was President of Norfolk Capital, LLC, a commercial mortgage brokerage company in Norfolk. He also served as Senior Vice President and Community President-Norfolk for a large regional banking company. Mr. Crawford’s civic and community activities include serving as treasurer for the East Carolina University Alumni Foundation, serving on the Board and Executive Committee of the Greater Norfolk Corporation, and serving on the Boards of Virginia Beach Vision, Visit Norfolk, and Retail Alliance. He also serves as the Chairman of CI Travel. Mr. Crawford is a member of First Presbyterian Church in Norfolk. He is a 1985 graduate of East Carolina University with a degree in finance and is a graduate of the American Bankers Association’s Stonier Graduate School of Banking at the University of Pennsylvania. Mr. Crawford’s experience, leadership and skills in the banking field add value as a member of our Executive Management team and as a Director. These skills are critical as the leader of our banking sales teams, as a member of the board and Director’s Loan Committee, as well as his role in the many management teams and committees.

DWIGHT C. SCHAUBACH, 71, has served as a director since 2005. He resides in Suffolk, Virginia. Mr. Schaubach is currently Chief Executive Officer of Bay Disposal and Recycling, a waste management and recycling business, and President of Johns Brothers Security, Inc., a security system installation and monitoring company. As both an owner of several small and medium sized businesses and an entrepreneur, Mr. Schaubach brings value and insight into our business banking focus as well as the community. These skills add great value as a board member and as the Chairman of the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE THREE CLASS III NOMINEES AS DIRECTORS OF THE COMPANY.

Class I Directors Whose Terms Will Expire in 2015

TAYLOR B. GRISSOM, 48, has served as a director since Monarch Bank was founded in 1998. He is a native of Chesapeake, Virginia. He graduated from Great Bridge High School in 1983 and received a Bachelor of Arts in Business Administration from Virginia Wesleyan College in 1987, having served on their Alumni Advisory Council. Mr. Grissom served as President of State Line Sand, Inc. and was the managing partner in Higgerson Sand Company. He was a founder of VisuTel, Inc. and served as its Vice President. He is a member of Tidewater Builders Association where he currently serves as a Director. He is a founder of Blue Water Pools, Inc. and currently serves as the managing member. He is a partner in Davenport Land Management, Inc., a residential real estate development company located in Tidewater. Mr. Grissom brings value and insight into our business banking focus and the residential and commercial construction trades. These skills add great value as a board member and as a member of the Audit and Compliance Committee and Director’s Loan Committee.

WILLIAM T. MORRISON, 51, joined Monarch Bank in May 2007 and was named Chief Executive Officer of Monarch Mortgage in August 2011, having previously served as Executive Vice President and Chief Operating Officer of Monarch Mortgage. Mr. Morrison is a resident of Virginia Beach Virginia and he holds an undergraduate degree in Business Administration from Old Dominion University. He has approximately 28 years of banking experience and previously served at other local banks as Chief Operating Officer and Chief Credit Officer. Mr. Morrison’s civic and community activities include having served on the Old Dominion University Executive Advisory Council for the College of Business and Public Administration, Virginia Beach Community Service Board, the United Way Funds Distribution Committee, the Virginia Beach Youth Foundation, and the Virginia Beach Forum. Mr. Morrison’s experience, leadership, and skills in the financial and mortgage lending industries are critical in leading our mortgage division as well as his role in the many management teams and committees.

ELIZABETH T. PATTERSON, 65, and a native of Hampton Roads, has served as a director since the formation of Monarch Bank in 1998. A Certified Financial Planner (CFP), Beth is President of Waypoint Advisors, a family office specializing in wealth management, legacy and philanthropic services for families and foundations. She graduated Summa Cum Laude with a BS degree and an MBA from Old Dominion University where she also earned memberships in Phi Kappa Phi, Beta Gamma Sigma and Psi Chi National Honorary Fraternities. Beth’s current civic activities include Trustee of Chesapeake Bay Academy and Advisory Board Member of Horizons Hampton Roads. In addition, Beth serves on the Hampton Roads Leadership Council of the Chesapeake Bay Foundation, and the Advisory Board of Envest III, LLC, a private equity fund. Her past professional and civic activities are varied and numerous. Beth resides in Virginia Beach with her husband, Tom Bertrand. Ms. Patterson brings investment experience, analytical ability and leadership skills to her role as Director, as Chair of the Nominating and Corporate Governance Committee, and as a member of the Audit and Compliance Committee.

BRAD E. SCHWARTZ, 51, served as a director since he joined Monarch Bank in May 2004, and as a director of the Company since its formation in 2005. He was named Chief Executive Officer of the Monarch Bank in 2009 and Chief Executive Officer of the Company in 2010, having previously served as Executive Vice President and Chief Operating and Financial Officer; and Corporate Secretary. He is a resident of Virginia Beach Virginia. Mr. Schwartz has an undergraduate degree in Business Administration from Longwood University, a Masters of Business Administration from the University of Richmond’s Robins School of Business, and is a graduate of the American Bankers Association’s Stonier Graduate School of Banking at Georgetown University. Mr. Schwartz is also a certified public accountant. He has approximately 30 years of banking experience and has held past positions at other community banks as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Information Officer. Mr. Schwartz also served as a safety and soundness examiner for the Virginia State Corporation Commission’s Bureau of Financial Institutions, the primary regulator of Virginia-chartered financial institutions. He currently serves on the Board of Directors for the Federal Reserve Bank of Richmond and the Board of Visitors for Longwood University. Mr. Schwartz’s experience, leadership and skills in the financial services industry add value as the leader of our Executive Management team and as a Director. These skills add value as a leader and contributor to our committees, as a member of the Director’s Loan Committee, as well as his role in the many management teams and committees.

Class II Directors Whose Terms Will Expire in 2016

LAWTON H. BAKER, CPA, 70, Vice Chairman, has served as a director of the Company since Monarch Bank was founded in 1998. He is a resident of Portsmouth, Virginia. He has served as the President of Baker & McNiff, Certified Public Accountants and Business Consultants, P.C. in Virginia Beach since 1977. His firm provides accounting, financial planning and consulting services to businesses throughout the Hampton Roads area, and he has served as President of the Tidewater Chapter of Virginia Society of CPA’s. He serves as Vice President of FOCUS Asset Management Company, a registered investment advisory company in Virginia Beach, since January 1999. Mr. Baker has served on the Board for StoneBridge School in Chesapeake for 22 years, and is currently their Treasurer and Finance Committee Chairman. Mr. Baker has served on the Boards of Furmanite of America, Inc. in Virginia Beach, Foundation of American Christian Education in Chesapeake, as President of Big Brothers/Big Sisters of Tidewater, Kiwanis Club of Churchland, and as Treasurer of the Elizabeth Manor Golf and Country Club in Portsmouth. He is an active member at St. Andrews United Methodist Church, and has served on the church council as a Sunday school teacher and as Finance Committee Chair. Mr. Baker provides accounting and auditing experience, as well as investment and business advisory skills which are critical for Monarch. He currently uses these skills as Vice Chairman of our Board of Directors, Chairman of our Audit and Compliance Committee, member of the Compensation Committee, and as a past member of the Board of Directors’ Loan Committee.

JEFFREY F. BENSON, 52, Chairman, has served as a director of the Company since Monarch Bank was founded in 1998 and as Chairman of the Company since 2006. He resides in Chesapeake, Virginia. For the past twenty-seven years, he has served as a partner of the Overton Family Partnership and their related companies. Mr. Benson’s companies are involved in the development and management of commercial real estate, residential development and construction, as well as office and industrial development. Mr. Benson is very active in local youth activities. He attends River Oak Church where he currently serves as a Trustee. Mr. Benson also serves on the Board of Young Life Chesapeake and on the Board of Directors at Liberty University. Mr. Benson’s involvement in the residential and commercial real estate markets adds great value and insight to the Company. His qualifications are utilized in his role as Chairman of the Board of Directors, Chairman of the Director’s Loan Committee and as a member of the Compensation Committee.

VIRGINIA S. CROSS, 55, has served as a director since November 2010. She was a member of the Bank’s Virginia Beach Advisory Board of Directors since it was formed in 2002, and served as the chairperson of that board for four years. She is a resident of Virginia Beach, Virginia. Mrs. Cross served as the president/broker/owner of Progressive Realty, a real estate firm representing some of the top builders in the local market area with a sales force of over 70 and two office locations (Virginia Beach and Cape Charles on the Eastern Shore), before selling the company in 2004. More recently, she served as a real estate marketing consultant for Ashdon Builders, a real estate developer, and is the President of Surety Title. She has been an active member of the community, serving as vice chair of the regional board of the Hampton Roads Chamber of Commerce and chair of the Virginia Beach Division of the Hampton Roads Chamber of Commerce. Mrs. Cross also served on the Virginia Beach Educational Foundation Board and was a founding member of the 500-Year Forest Foundation. Cross was honored with the ‘Outstanding Professional Woman of Hampton Roads’ award given for her outstanding achievements, leadership and integrity. She is a member of Trinity Church in Virginia Beach. Mrs. Cross’s experience and involvement in the real estate brokerage and building community provides insight into our real estate, residential construction, and mortgage lending areas, as well as the community. Her skills add great value as a board member and as a member of the Audit and Compliance Committee.

ROBERT M. “BOB” OMAN, 59, has served as a director of the Company since Monarch Bank was founded in 1998. He is a Chesapeake Virginia native and has served as the President of Oman Funeral Homes, Inc. since 1985; he also serves as President of Hampton Roads Crematory, Simply Cremation, Inc., O & O Properties and Oman Insurance Agency. Mr. Oman currently is President of the Virginia State Funeral Directors Association where he also serves as Chairman of its Legislative Committee; Mr. Oman has the distinct honor of having been named a recipient of “Virginia’s Outstanding Funeral Director of the Year” by the Virginia Funeral Directors Association; he is a former member and Past-President of the Virginia State Board of Funeral Directors and Embalmers and is a guest lecturer and instructor at Old Dominion University, Tidewater Community College, and the Chesapeake Public School System. Mr. Oman is a former four-term Chairman and currently serves as the senior member and Chairman of the Chesapeake Hospital Authority which governs Chesapeake Regional Medical Center. He is a former President of the Tidewater Funeral Directors Association and is past president and member of the board of the Chesapeake Hospice Council. He currently serves as a member of the Board of Deacons at Great Bridge Baptist Church and is a Past President of the Chesapeake East Camp of Gideon’s International. As a small business owner and native of our headquarters city, Mr. Oman brings value and insight into our business banking focus as well as the community. These skills add great value as a board member and as a member of the Director’s Loan Committee.

Executive Officers Who Are Not Directors. The following individuals are the executive officers of the Company who are not also directors. Unless otherwise specified, each officer has held their current position for at least five years.

Name	Principal Occupation	Age	Since
Denys J. Diaz	Executive Vice President, Chief Information Officer. Previously CIO for Lone Star Bank, Pharr, Texas 2010- 2011, Chief Information and Technology Officer for Hillcrest Bank, Kansas City, Missouri, 2008-2010.	47	2011

Lynette P. Harris	Executive Vice President, Chief Financial Officer and Secretary of the Company since 2010. Previously served as Executive Vice President and Chief Financial Officer, and as Senior Vice President Controller for the Bank.	56	2004

Andrew N. Lock	Executive Vice-President & Chief Risk Officer since 2011. Previously served as Executive Vice President and Chief Credit Officer for Monarch Bank.	50	2005

Non-Executive Senior Officers, who are not also directors. The following individuals compose the remaining members of the senior management team of our sole subsidiary Monarch Bank. Officer titles are for Monarch Bank unless noted otherwise. These Non-Executive Senior Officers, along with the previously disclosed six executive officers of the Company comprise the senior leadership team.

Name	Principal Occupation	Age	Since
Mary J. Anderson	Senior Vice President, Human Resources	60	2004

William H. Carr	Market President, Peninsula	55	2013

Patrick A. Faulkner	Managing Director Monarch Bank Private Wealth	51	2012

James R. Ferber	President, Real Estate Finance Group	57	1999

Adam J. Goldblatt	Market President, Suffolk; previously Vice President/ Area Executive for BB&T	54	2011

Barbara L. Guthrie	Executive Vice President, Facilities	65	2003

Jack H. Lane	President, Monarch Mortgage; previously Executive Vice President Monarch Mortgage	47	2007

Steven C. Layden	Executive Vice President, Business Banking	59	2012

Barry A. Mathias	Executive Vice President & Chief Credit Officer	64	1999

David W. McGlaughon	President OBX Bank	58	2007

Karyn M. Mercier	Senior Vice President, Retail Banking	53	2005

Bernard H. Ngo	Market President, Williamsburg	52	2012

Nancy B. Porter	Senior Vice President, Marketing and Sales	45	2007

W. Craig Reilly	Market President, Norfolk	38	2005

David K. Ropp	Market President, Chesapeake	53	2010

Jeremy R. Starkey	Senior Vice President, Commercial Real Estate Finance	41	2004

Charles M. Wright	Market President, Virginia Beach	40	2009

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of Common Stock as of March 1, 2014, by (i) each of the Company’s directors and the named executive officers listed in the Summary Compensation Table below and (ii) all of the Company’s directors and executive officers as a group. Each of the Company’s directors and named executive officers currently receive mail at the Company at 1435 Crossways Boulevard, Suite 301 Chesapeake, VA 23320. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in themselves at once or at some future time.

Name	Number of Shares Beneficially Owned (1) (2) (3)	Percent of Outstanding Shares
Lawton H. Baker	57,097	*
Jeffrey F. Benson	100,785	*
Joe P. Covington, Jr.	64,695	*
E. Neal Crawford , Jr.	88,763	*
Virginia S. Cross	14,244	*
Taylor B. Grissom	53,154	*
William T. Morrison	101,137	*
Robert M. Oman	60,643	*
Elizabeth T. Patterson	87,140	*
Dwight C. Schaubach	177,660	1.67%
Brad E. Schwartz	122,008	1.15%

Directors and Executive Officers as a Group (14 persons)	1,041,969	9.78%

*	Indicates ownership interest of less than 1%

(1)

Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment power over the shares beneficially owned by them. This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes above and subject to community property laws where applicable, the Company believes that each of the shareholders named above has voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Baker, 12,399 shares; Mr Benson, 17,820 shares; Mrs. Cross, 322 shares; Mr. Oman, 27,640 shares; Mr. Schaubach, 3,024 shares; and Schwartz 1,272.

(3)

Includes shares subject to options currently exercisable as of March 1, 2014: Mr. Baker, 3,960 shares; Mr. Benson, 3,960 shares; Mr. Covington, 3,960 shares; Mr. Crawford, 9,900 shares; Mr. Grissom, 3,960 shares; Mr. Oman, 3,960 shares; and Mr. Schwartz, 9,900 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

Security Ownership of Certain Beneficial Owners

As of February 15, 2014, the most recent date available, no shareholders reported beneficial ownership of 5% or more of Common Stock in Schedule 13G filings with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements, under Section 16(a) for 2013 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, Chief Executive Officer, President, and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Our board structure and practices allow us to monitor and manage the risks inherent in our business. We have an independent board chairman, and eight of our eleven current board members are independent of management. Each board member of Monarch Financial Holdings, Inc. also serves as a director of our sole subsidiary, Monarch Bank. All members attended more than 75% of our board and applicable committee meetings in 2013. We consider our largest risk to be credit risk, and as such a majority of our board members serve on the Directors Loan Committee, which reviews larger exposure lending and our overall loan policy and direction. Our Audit and Compliance Committee and Compensation Committee were also active in their oversight roles in 2013. Our directors are also actively involved in our strategic planning process.

Independence of the Directors

The Board of Directors in its business judgment has determined that the following eight of its eleven members are independent as defined by the listing standards of the Nasdaq Stock Market (“NASDAQ”): Mrs. Patterson, Mrs. Cross, and Messrs. Baker, Benson, Oman, Covington, Schaubach, and Grissom. In reaching this conclusion, the Board considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the NASDAQ listing standards, our Corporate Governance Guidelines (established and monitored by the Company’s Nominating and Corporate Governance Committee) establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•

a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•

a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of the recipient’s consolidated gross revenues.

None of our non-employee directors, their immediate family members or employers are engaged in such relationships with the Company.

Code of Ethics

The Audit and Compliance Committee of the Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, and an addendum to the Code of Ethics applicable to select Executive Officers including the Chief Executive Officer, Chief Financial Officer and other principal financial officers. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. Requests for a copy of the Company’s Code of Ethics may be sent to lharris@monarchbank.com or by visiting the Company’s website at www.monarchbank.com/investordocs.php.

Board and Committee Meeting Attendance

The Boards of Directors for Monarch Financial Holdings, Inc. and Monarch Bank, its wholly-owned subsidiary, are the same. The Board of Directors of Monarch Financial Holdings, Inc. met eleven times during 2013 and the Board of Directors of Monarch Bank met eleven times in 2013. All incumbent directors and director nominees attended more than 75% of the aggregate total number of meetings of the Board of Directors and committees on which they served in 2013.

Executive Sessions

Independent directors meet periodically outside of regularly scheduled Board meetings. The Company held ten formal executive sessions that included only independent directors in 2013. Mr. Benson served as chairman for these executive sessions.

Committees of the Board

The Board of Directors has five standing committees: Audit and Compliance Committee, Compensation Committee, Executive Committee, Director’s Loan Committee and Governance and Nominating Committee. At its first Board of Directors meeting following the annual Board of Directors election, the Board will elect each Committee. Committee members serve for a one year term or until the first meeting of the Board following the annual Board of Directors election. Information on the committees and the committee members is detailed below:

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors is responsible for providing independent, objective oversight of the Company’s independent auditors, accounting functions and internal controls. The specific functions of the Audit and Compliance Committee are to (i) recommend selection of independent certified public accountants; (ii) approve the scope of the accountants’ examination; (iii) review internal accounting procedures; (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Company; (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest; and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. During 2013, the Company’s internal audit function was carried out by its internal auditors. The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the internal auditor and the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit and Compliance Committee has a written Audit and Compliance Committee Charter (the “Charter”). This Charter is published at https://www.monarchbank.com/pdf/auditcharter.pdf.

The members of the Audit and Compliance Committee are Mrs. Cross, Mrs. Patterson and Messrs. Baker (Chairman) and Grissom, all of whom the Board in its business judgment have determined are independent as defined by NASDAQ’s listing standards and the requirements of the SEC. The Board of Directors has determined all of the Audit and Compliance Committee members have sufficient knowledge in financial and auditing matters to serve on the Audit and Compliance Committee and Mr. Baker qualifies as an Audit and Compliance Committee financial expert as defined by NASDAQ’s listing standards and the requirements of the SEC.

The Audit and Compliance Committee met four times in 2013. For additional information regarding the Audit Committee, see “Audit Information – Audit and Compliance Committee Report” in this Proxy Statement.

Compensation Committee

The Compensation Committee reviews the performance and compensation of the overall company, reviews compensation risk, sets guidelines for compensation of executive officers and addresses human resources issues and policies. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee has a separate written Charter. This Charter is published at https://www.monarchbank.com/pdf/compcommcharter.pdf..

The members of the Compensation Committee are Messrs. Schaubach (Chairman), Baker, Benson and Covington. The Board of Directors in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Compensation Committee met twice in 2013 to perform a comprehensive review of the Company’s compensation policies and actions. For additional information regarding the Compensation Committee, see “Executive Compensation – Compensation Committee.” in this Proxy Statement.

Executive Committee

When the Board is not in session, the Executive Committee is authorized to exercise all of the Board’s power except for certain Board responsibilities, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Benson (Chairman), Baker, Crawford, and Schwartz. The Executive Committee met once in 2013.

Director’s Loan Committee

The functions of the Loan Committee are to (i) approve and ratify new loans over a predetermined dollar limit; (ii) provide oversight of the Company’s lending policies; and (iii) monitor the overall quality of the Company’s loan portfolio.

The members of the Loan Committee are Messrs. Benson (Chairman), Covington, Crawford, Grissom, Oman, and Schwartz. The Loan Committee met 37 times in 2013.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mrs. Patterson (Chair), and Messrs. Benson, Oman, Schaubach. The Board in its business judgment has determined all members are independent as defined by NASDAQ’s listing standards. The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Company does not have a separate charter for the Nominating Committee. The Nominating Committee did not meet in 2013. In February 2014 the independent directors of the Board of Directors nominated Messrs. Covington, Crawford, and Schaubach for election at the 2014 annual shareholders meeting, with those directors abstaining on their nominations.

In identifying potential nominees, the Nominating Committee takes into account such diverse factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those individuals already represented on the Board, the balance of management and independent directors and the need for specialized expertise. We consider diversity to include different viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating Committee considers candidates for Board membership suggested by Board members and by management and the Nominating Committee will also consider candidates suggested by a shareholder of the Company.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	The prospective nominee’s involvement within the communities the Company serves.

The Company’s Bylaws also permit shareholders entitled to vote for the election of directors to submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. To be timely, a shareholder’s nomination must be delivered to the Secretary at the principal executive offices of the Company between 90 and 60 days prior to the anniversary of the preceding year’s annual meeting. However, in the event the date of the annual meeting is scheduled to be more than 30 days prior to or 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s nomination must be received not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any shareholder submitting a nomination under the Company’s Bylaws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made and the class and number of shares of the Company owned beneficially and of record by such shareholder and beneficial owner. Nominations should be addressed to: Secretary, Monarch Financial Holdings, Inc., 1435 Crossways Boulevard, Suite 301, Chesapeake, Virginia 23320. These requirements are more fully described in Section 1.12 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company.

Under the current process for selecting new Board candidates, the Chairman, Chief Executive Officer, the Nominating Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Nominating Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates suggested informally or recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Nominating Committee. A determination is made as to whether the Nominating Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman, Chief Executive Officer and at least one member of the Nominating Committee interview prospective candidates. The Nominating Committee meets to conduct additional interviews of prospective candidates, if necessary, and to consider and recommend final candidates for approval by the full Board of Directors.

Communications with Directors

The Company has a formal policy regarding shareholder communications with the Board of Directors. Any shareholder may submit written communications to Board of Directors, Monarch Financial Holdings, Inc., 1435 Crossways Boulevard, Suite 301, Chesapeake, Virginia 23320, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group, or to the individual Director or Directors addressed. Shareholders interested in communicating directly with the Nominating and Corporate Governance Committee, which is charged with handling all such communication to a non-management member of the Company, may do so in writing to Nominating and Corporate Governance Committee Chairperson, Monarch Financial Holdings, Inc., 1435 Crossways Boulevard, Suite 301, Chesapeake, Virginia 23320. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Annual Meeting Attendance

Directors are encouraged to attend Shareholders’ meetings. All incumbent and nominee directors attended the previous year’s Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and to review and approve annually all compensation decisions relating to elected officers, including those for the CEO and the other executive officers named in the Summary Compensation Table. The CEO recommends compensation decisions to the Committee for all named executive officers other than himself.

During 2013 the Compensation Committee retained the services of Meyer-Chatfield Compensation Advisors (“MCCA”), an independent executive compensation consulting firm, to provide comprehensive consulting services, to include information regarding base salary ranges and recommendations for executives, assisting with the development of 2014 executive compensation decisions, and to assist in developing both short and long term incentive and retention plans. MCCA reported directly to the Compensation Committee and did not provide any other services to the Company. The Compensation Committee has analyzed whether the work of MCCA as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by MCCA; (ii) the amount of fees from the Company paid to MCCA as a percentage of MCCA’s total revenue; (iii) MCCA’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of MCCA or the individual compensation advisors employed by MCCA with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by MCCA or the individual compensation advisors employed by MCCA. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of MCCA and the individual compensation advisors employed by MCCA as compensation consultants to the Company has not created any conflict of interest.

What is the process the Compensation Committee uses to make executive compensation decisions?

The Compensation Committee reviewed relevant market data and analyses provided by its independent executive compensation advisor, and sought the advice of other key executives, including the CEO, the CFO, and the Director of Human Resources. As a result of its work, the Compensation Committee recommended to the Board of Directors the annual base salaries and the short and long term incentive opportunity levels for the named executive officers. The Compensation Committee considered the current economic and industry environment during its deliberative process.

General Compensation Philosophy

The Company believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to the Company’s performance and other factors that directly and indirectly influence shareholder value. The Company believes that increases in loan and deposit market share, franchise footprint, non-interest income sources, earnings per share, stock value, and net equity improves shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Company and the total return to the shareholders. To that end, it is the view of the Company that the total compensation program for executive officers should consist of the following items: Salary; bonuses or commissions; long-term incentive compensation; and certain other benefits.

It is the intent of the Committee that compensation levels are set based on a peer group of competitive financial services companies in the Company’s market area and also a general industry peer group of similar size and/or structured banks and bank holding companies, based on available information. Where appropriate, the target position is adjusted to reflect the Company’s scale and scope, the scale and scope of the executive’s position, as well as performance relative to peer. The Company pays an annual cash bonus available to the named executives based on performance. For 2013 cash bonus levels and the awarding of restricted stock grants for executive officers were determined by the Compensation Committee based on the Company meeting established financial performance goals and its overall strategic performance.

Retention of management talent is critical to the Company’s long-term success. Prior to 2006, the only retention tool available to the Company was stock options, all of which fully vested in 2005, prior to the Company adopting FAS 123R, Share Based Payments. Retention is now designed to be accomplished through the payment of market-based salary and bonuses, as well as with two additional compensation vehicles: the Supplemental Executive Retirement Plan and the 2006 Equity Incentive Plan. The Supplemental Executive Retirement Plan vests over a period as long as 15 years, based on the executive’s retirement date. The 2006 Equity Incentive Plan provides for both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The restricted stock grants issued by the Company under the 2006 Equity Incentive Plan are designed to align the executive to shareholder value growth and, through the use on multi-year vesting periods, to retain the executive as well as focus them on long-term value creation. The 2014 Equity Incentive Plan is designed to replace and supplement the 2006 Equity Incentive Plan and provide sufficient shares to meet the Committee’s goals for retention and alignment of management with the shareholders.

The committee determined it was in the best interest of the Company to enter into management contracts with Mr. Schwartz, Mr. Crawford, and Mr. Morrison. The most recent version of these contracts, which became effective for Mr. Schwartz on December 30, 2010, for Mr. Crawford on December 30, 2010, and for Mr. Morrison on May 31, 2012, guarantee certain levels of compensation for the executives, and in return all have agreed to non-competition and non-solicitation provisions should they leave the company. All of these contracts supersede their previous contracts. See “Employment Agreements” and “Severance and Change in Control Benefits” for further discussion.

The Company’s policy on the tax deductibility of compensation for the named executive officers is to maximize the deductibility, to the extent possible, while preserving the Company’s flexibility to maintain a competitive compensation program. The Company expects all executive compensation paid or awarded during 2013 to be fully deductible.

Annual Compensation

The following table provides, for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, information on the total compensation paid or accrued to the Principal Executive Officer and the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Brad E. Schwartz Chief Executive Officer	2013 2012 2011	361,667 333,333 291,667	175,000 210,000 125,000	83,475 123,300 57,675	0 0 0	0 0 0	40,063 29,829 26,842	21,978 12,996 14,617	682,183 709,458 515,801

E. Neal Crawford, Jr President	2013 2012 2011	310,000 283,333 241,667	175,000 210,000 125,000	55,650 82,200 57,675	0 0 0	0 0 0	40,063 29,829 26,842	17,045 11,171 13,573	597,758 616,533 464,757

William T. Morrison(4) Chief Executive Officer, Monarch Mortgage	2013 2012 2011	200,000 200,000 165,000	0 0 0	55,650 82,200 38,450	0 0 0	494,998 1,389,703 484,910	30,827 22,838 20,528	19,932 14,236 15,059	801,407 1,708,977 723,947

(1)

The Company granted restricted stock awards pursuant to the Company’s 2006 Equity Incentive Plan which was approved by shareholders at the 2006 annual meeting. All shares have been adjusted for any previous stock dividends/stock splits prior to December 31, 2013. Stock award valuations are calculated by multiplying the number of shares awarded by the closing price of the stock on the grant date.

(2)	These amounts represent the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan.
(3)

Includes life insurance premiums, personal use of a Company-owned vehicle or vehicle allowance, club and 401(k) benefit match. See Summary Perquisite Table below for further detail by named executive officer for 2013.

(4)

Mr. Morrison received $494,998 in 2013 in profit sharing directly related to the profitability of Monarch Mortgage and Real Estate Settlement Agency, LLC as explained in more detail below under “Employment Agreements.” These profit-based awards are included in the column above titled Non-equity incentive plan compensation ($) for Mr. Morrison.

Summary Perquisite Table

The following table provides, for the fiscal year ended December 31, 2013, information on compensation in the form of perquisites and other personal benefits paid to named executive officers.

Name and Principal Position	Company Vehicle($) Use/ Allowance	Company Contributions to 401(k) ($)	Club Membership Dues	Life Insurance Premiums ($)	Total ($)
Brad E. Schwartz Chief Executive Officer	5,318	7,500	8,268	892	21,978

E. Neal Crawford, Jr. President	4,390	7,500	4,392	763	17,045

William T. Morrison Chief Executive Officer, Monarch Mortgage	5,904	7,500	5,316	1,212	19,932

Employment Agreements

On December 31, 2010, the Company entered into an Employment Agreement with Mr. Schwartz (the “Schwartz Employment Agreement”), pursuant to which Mr. Schwartz will continue as Chief Executive Officer of the Company and the Bank. The Schwartz Employment Agreement, which had an initial term of two years, provides that it will be renewed for two year successive periods unless the Bank gives notice at least twelve months prior to the expiration of the agreement. It was renewed for an additional two year period on December 31, 2013. During the term of the Schwartz Employment Agreement, Mr. Schwartz’s base salary must be at least his salary in effect as of December 31, 2010. Mr. Schwartz will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined by the Board of Directors and in accordance with the terms and conditions of the applicable management incentive plans adopted by the Board of Directors of the Bank. He will also be entitled to participate in other benefit plans and programs for which he is or will be eligible. Under the Schwartz Employment Agreement, Mr. Schwartz is eligible to receive an automobile or automobile allowance and reimbursement for certain expenses. Mr. Schwartz will be subject to repayment, or “claw back,” rights that allow the Bank or Company to require repayment of incentive compensation attributable to material noncompliance with financial reporting requirements that result in a restatement. The Company may terminate Mr. Schwartz’s employment at any time for “Cause” (as defined in the Schwartz Employment Agreement), with a 2/3 vote of the Company’s Board of Directors, without incurring any additional obligations to him. If the Bank terminates Mr. Schwartz’s employment without Cause (which also requires a 2/3 vote of the Company’s Board of Directors) he will be entitled to twelve months of continuation of his salary and twelve months of the Company’s then-current contribution to its welfare plan benefits in the Company’s health and welfare plans plus any vested benefits. If Mr. Schwartz terminates his employment for any reason other than retirement he will be entitled to twelve months of continuation of his salary and twelve months of the Company’s then-current contribution to its group health plan plus any vested benefits. On retirement (defined as a departure at or after the age of 65) Mr. Schwartz shall not be entitled to any further compensation or benefits pursuant to the Schwartz Employment Agreement. Upon the termination of his employment, Mr. Schwartz will be subject to certain noncompetition and nonsolicitation restrictions unless termination results from a non-renewal of the term of the Schwartz Employment Agreement.

On December 31, 2010, the Company entered into an Employment Agreement with Mr. Crawford (the “Crawford Employment Agreement”), pursuant to which Mr. Crawford serves as Executive Vice President of the Company and President of the Bank. The Crawford Employment Agreement, which had an initial term of two years, provides that it will be renewed for two year successive periods unless the Bank gives notice at least twelve months prior to the expiration of the agreement. It was renewed for an additional two year period on December 31, 2013. During the term of the Crawford Employment Agreement, Mr. Crawford’s base salary must be at least his salary in effect as of December 31, 2010. Mr. Crawford will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined by the Board of Directors and in accordance with the terms and conditions of the applicable management incentive plans adopted by the Board of Directors of the Bank. He will also be entitled to participate in other benefit plans and programs for which he is or will be eligible. Under the Crawford Employment Agreement, Mr. Crawford is eligible to receive an automobile or automobile allowance and reimbursement for certain expenses. Mr. Crawford will be subject to repayment, or “claw back,” rights that allow the Bank or Company to require repayment of incentive compensation attributable to material noncompliance with financial reporting requirements that result in a restatement. The Company may terminate Mr. Crawford’s employment at any time for “Cause” (as defined in the Crawford Employment Agreement), with a 2/3 vote of the Company’s Board of Directors, without incurring any additional obligations to him. If the Bank terminates Mr. Crawford’s employment without Cause (which also requires a 2/3 vote of the Company’s Board of Directors) he will be entitled to twelve months of continuation of his salary and twelve months of the Company’s then-current contribution to its welfare plan benefits in the Company’s health and welfare plans plus any vested benefits. If Mr. Crawford terminates his employment for any reason other than retirement he will be entitled to twelve months of continuation of his salary and twelve months of the Company’s then-current contribution to its group health plan plus any vested benefits. On retirement (defined as a departure at or after the age of 65) Mr. Crawford shall not be entitled to any further compensation or benefits pursuant to the Crawford Employment Agreement. Upon the termination of his employment, Mr. Crawford will be subject to certain noncompetition and nonsolicitation restrictions unless termination results from a non-renewal of the term of the Crawford Employment Agreement.

On May 31, 2012, the Company entered into a new Employment Agreement with Mr. Morrison. The Morrison Employment Agreement, which has an initial term of two years, provides that it will be renewed for two year successive periods unless the Bank gives notice at least twelve months prior to the expiration of the agreement. During the term of the Agreement, Mr. Morrison’s base salary must be at least his salary in effect as of May 31, 2013. Mr. Morrison is entitled to certain incentive compensation payments. Each quarter he shall control a bonus pool equal to 25% of the quarterly pre-tax profit of Monarch Mortgage. Mr. Morrison shall distribute such pool among the officers of Monarch Mortgage, including himself, subject to the approval of the Company’s Chief Executive Officer. Mr. Morrison shall also receive, on a quarterly basis, an amount equal to 14% of the spread income of Monarch Mortgage, to distribute among the officers of Monarch Mortgage, including himself, subject to the approval of the Company’s Chief Executive Officer. The spread income of Monarch Mortgage is the income earned by Monarch Mortgage from the time its mortgage loans close until the time such loans are sold to third party investors, as determined by the excess of the interest rate earned by Monarch Mortgage on such loans over its cost of funds. Mr. Morrison is also entitled to participate in benefit plans and programs for which he is or will be eligible. Mr. Morrison is eligible to receive an automobile or automobile allowance and reimbursement for certain expenses. Mr. Morrison will be subject to repayment, or “claw back,” rights that allow the Bank or Company to require repayment of incentive compensation attributable to material noncompliance with financial reporting requirements that result in a restatement. The Bank may terminate Mr. Morrison’s employment at any time for “Cause” as defined in the Morrison Employment Agreement, with a 2/3 vote of the Company’s Board of Directors, without incurring any additional obligations to him. If the Bank terminates Mr. Morrison’s employment without Cause, which also requires a 2/3 vote of the Company’s Board of Directors, he will be entitled to twelve months of continuation of his salary and twelve months of the Company’s then-current contribution to its welfare plan benefits in the Company’s health and welfare plans plus any vested benefits. If Mr. Morrison terminates his employment for any reason other than retirement he will be entitled to twelve months of continuation of his salary and twelve months of the Bank’s then-current contribution to its group health plan plus any vested benefits. On retirement (defined as a departure at or after the age of 65) Mr. Morrison shall not be entitled to any further compensation or benefits. Upon the termination of his employment, Mr. Morrison will be subject to certain noncompetition and nonsolicitation restrictions unless termination results from a non-renewal of the term of the Agreement.

Outstanding Equity Awards

The following table lists information on the holdings of unexercised stock options and unvested stock awards as of December 31, 2013 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End 2013

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)(1)		Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Brad E. Schwartz Chief Executive Officer	17,820 9,900	0 0	0 0	$ $	6.78 7.85	5/01/2014 9/14/2015	46,500	572,415	0	0
E. Neal Crawford, Jr. President	9,900	0	0		$7.85	9/14/2015	39,000	480,090	0	0
William T. Morrison Chief Executive Officer, Monarch Mortgage	0	0	0		0	—	33,000	406,230	0	0

(1)

Exercise price per share, number of unexercised options and number of unvested restricted stock shares reflect a 6:5 stock split in 2003, a 6:5 stock split in 2004, an 11:10 stock dividend in 2005, a 5:4 stock split in 2006, a 6:5 stock split in 2007, and a 6:5 stock split in 2012. All stock awards have been adjusted for stock splits/dividends.

(2)

Each restricted stock grant vests at the end of five years, or upon a change of control, whichever occurs first. Mr. Schwartz was granted 9,000 shares on 12/10/2009 that will vest on 12/10/2014, 6,000 shares on 12/31/2010 that will vest on 12/31/2015, 9,000 shares on 12/31/2011 that will vest on 12/31/2016, 15,000 shares on 12/13/2012 that will vest on 12/10/2017, and 7,500 shares on 12/12/2013 that will vest on 12/10/2018. Mr. Crawford was granted 9,000 shares on 12/10/2009 that will vest on 12/10/2014, 6,000 shares on 12/31/2010 that will vest on 12/31/2015, 9,000 shares on 12/31/2011 that will vest on 12/31/2016, 10,000 shares on 12/13/2012 that will vest on 12/10/2017, and 5,000 shares on 12/12/2013 that will vest on 12/10/2018. Mr. Morrison was granted 6,000 shares on 12/10/2009 that will vest on 12/10/2014, 6,000 shares on 12/31/2010 that will vest on 12/31/2015, 6,000 shares on December 31, 2011 that will vest on December 31, 2016 , 10,000 shares on 12/13/2012 that will vest on 12/10/2017, and 5,000 shares on 12/12/2013 that will vest on 12/10/2018.

Pension and Retirement Benefits

The Company implemented a Supplemental Executive Retirement Plan in 2006 to provide supplemental payments upon the retirement at age 65 of each named executive.

Mr. Schwartz has two supplemental executive retirement plans. The initial 2006 plan provides payments of $30,000 per year for 10 years beginning at age 65, with vesting in the plan occurring at 10% per year for 10 years. The initial plan was 80% vested as of 12/31/2013. The second plan, signed in December 2010 and effective January 1, 2011, provides an additional payment of $70,000 per year for 10 years beginning at age 65, with vesting in the plan occurring one-third in five years, two-thirds in ten years, and full vesting occurring in fifteen years from January 1, 2011. The second plan was not vested as of 12/31/2013.

Mr. Crawford has two supplemental executive retirement plans. The initial 2006 plan provides payments of $30,000 per year for 10 years beginning at age 65, with vesting in the plan occurring at 10% per year for 10 years. The initial plan was 80% vested as of 12/31/2013. The second plan, signed in December 2010 and effective January 1, 2011, provides an additional payment of $70,000 per year for 10 years beginning at age 65, with vesting in the plan occurring one-third in five years, two-thirds in ten years, and full vesting occurring in fifteen years from January 1, 2011. The second plan was not vested as of 12/31/2013.

Mr. Morrison has two supplemental executive retirement plans. The initial 2008 plan provides payments of $30,000 per year for 10 years beginning at age 65, with vesting in the plan occurring at 10% per year for 10 years. The initial plan was 60% vested as of 12/31/2013. The second plan, signed in December 2010 and effective January 1, 2011, provides an additional payment of $45,000 per year for 10 years beginning at age 65, with vesting in the plan occurring one-third in five years, two-thirds in ten years, and full vesting occurring in fifteen years from January 1, 2011. The second plan was not vested as of 12/31/2013.

The Supplemental Executive Retirement Plan fully vests upon a change in control of the Company based on the current present value of benefits to be received at retirement. The Supplemental Executive Retirement Plan assumes each participant retires at age 65, and uses a 4.35% discount rate and a 34% tax rate in the assumptions used to accrue for the eventual payments.

Severance and Change in Control Benefits

The Company recognizes, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Company. In order to minimize such uncertainty among senior management and to promote continuity in the event of a control change transaction, the Company has entered into a Change of Control Agreement with each of the named executive officers. A “change of control” is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Company’s voting stock or a sale of a majority of the Company’s assets.

The table below shows the value of estimated Company payments pursuant to the employment agreements, change of control agreements, equity plans and other non-qualified plans described below, upon a termination of employment for the named executives. All termination events are assumed to occur on December 31, 2013 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Company payments to a terminated executive may be more or less than the amounts shown in the table if the termination of employment occurs in a later year or because of contingencies contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits. There were no severance payments or change in control payments in 2013 for any of the named executive officers.

Estimated Current Value of Severance and Change-in-Control Benefits

Name and Principal Position(1)	Severance Amount ($)(2)	Supplemental Executive Retirement Plan Enhancement(3)	Early Vesting of Restricted Stock Awards(4)	Other ($)(5)	Est. Tax Gross Up	Total ($)
Termination of Employment by Executive For Good Reason or Company Without Just Cause
Brad E. Schwartz	1,155,000	—	—	27,420	—	1,182,420
E. Neal Crawford, Jr.	1,050,000	—	—	25,306	—	1,075,306
William T. Morrison	750,000	—	—	29,232	—	779,232

Termination of Employment by Executive Without Just Cause
Brad E. Schwartz	367,500	—	—	7,700	—	375,200
E. Neal Crawford, Jr.	315,000	—	—	7,700	—	322,700
William T. Morrison	200,000	—	—	7,700	—	207,700
Death
Brad E. Schwartz	183,750	—	—	—	—	183,750
E. Neal Crawford, Jr.	157,500	—	—	—	—	157,500
William T. Morrison	100,000	—	—	—	—	100,000
Company Payment upon a Qualifying Termination of Employment Following a Change in Control
Brad E. Schwartz	1,155,000	584,436	572,415	27,420	—	2,339,271
E. Neal Crawford, Jr.	1,050,000	584,436	480,090	25,306	—	2,139,832
William T. Morrison	750,000	438,327	406,230	29,232	—	1,623,789

(1)

Principal position for Mr. Schwartz is Chief Executive Officer. Principal position for Mr. Crawford is President. Principal position for Mr. Morrison is Executive Vice President of the Company and Chief Executive Officer, Monarch Mortgage.

(2)

Severance amount for Messrs. Schwartz, Crawford and Morrison upon a termination of employment by executive for good reason or by the company without just cause is, based on a December 31, 2013 effective date, equal to current salary and highest two year bonus. If employment is terminated by the executive without just cause then one year’s salary and benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period. Severance for Mr. Schwartz and Mr. Crawford upon a change in control is equal to two times the executive’s current salary and highest bonus over the previous two years. Severance for Mr. Morrison upon a change in control is equal to two times the executive’s current salary and highest bonus not to exceed $175,000 over the previous two years.

(3)

Upon a change in control the Supplemental Executive Retirement Plan vesting accelerates to 100% of the present value of the full retirement benefit. This acceleration is immediate and not dependent on a qualifying termination of employment. The expense to the Company would be lower as the Company accrues plan expense monthly in anticipation of vesting.

(4)	Upon a change in control restricted stock grants fully vest. This acceleration is immediate and not dependent on a qualifying termination of employment.

(5)

Other expenses for Mr. Schwartz, Mr. Crawford and Mr. Morrison upon a termination of employment by executive with good reason or by the company without cause is, based on a December 31, 2013 date, comprised of health and life insurance premiums, auto allowance or equivalent, and defined contribution plan contributions. If employment is terminated by the executive without just cause, then one year’s salary and the value of the Company’s welfare benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period.

The Company has agreements with the named executive officers that become effective upon a change in control. Under the terms of these agreements, as modified, the Company or its successor agrees to continue the named executive officers in its employ for a term of three years after the date of a change in control. During the term of the contracts, the named executive officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to that paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of a named executive officer is terminated during the three years other than for cause or disability as defined in the agreement, or if a named executive officer should terminate employment because a material term of their contract is breached by the Company, such terminating officer will be entitled to two times the sum of his base salary, highest annual bonus and equivalent benefits. The Company has agreed to establish and fund a trust within 10 days of a change in control transaction close to ensure payment of this contingent obligation in compliance with Internal Revenue Service guidelines and rules.

Employee Benefit Plans

401(k) Plan. The Company has adopted a profit sharing and thrift plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”). All employees of the Company may elect to participate and may contribute up to 15% of their annual salary to the 401(k) Plan. The Company may make a matching contribution and the amount of such matching contribution, if any, will be determined by the Company each year. The Company matched the employee’s contribution on a fifty cents per dollar basis for the first 6% of the employee’s contribution during 2013. Employer matching contributions are made in the form of shares of Common Stock purchased on the open market, unless another option is selected by the participant.

Equity Incentive Plan. In March 2006, the Board of Directors adopted and, in June 2006, the shareholders of the Company approved, the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the interest of the Company and its shareholders by enabling the Company to recruit, reward and retain employees and outside directors. The Incentive Plan is administered and interpreted by the Board, unless the Board chooses to delegate its administration duties to a committee of the Board composed solely of two or more Non-Employee Directors as “Non-Employee” director is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The number of shares of Common Stock that may be subject to award under the Incentive Plan may not exceed a currently adjusted 756,000 shares of the issued and outstanding Common Stock, to be adjusted for any additional future stock dividends, splits or issuances. In administering the Incentive Plan to employees, the Board has the authority to determine the terms and conditions upon which awards may be made and exercised, to construe and interpret the Incentive Plan and to make all determinations and actions with respect to all awards under the plan. This Incentive Plan succeeded the 1999 Incentive Stock Option Plan, in which all shares under the 1999 Plan were vested as of December 31, 2005.

Director Compensation

During 2013, the Company paid non-employee directors for meeting attendance at a rate of $800 for monthly Monarch Bank Board of Director meetings and $400 for all committee meetings, all paid in cash. All meetings of the Monarch Financial Holdings, Inc. board were held at the same time and place as Monarch Bank board of directors meetings in 2013, with no additional compensation paid if the meetings were held on the same day. Executive Committee meetings were also held with no additional compensation paid. Mr. Schwartz, Mr. Crawford, and Mr. Morrison, all employee directors, have not been paid any director’s fees.

A single cash payment and restricted stock grants were provided as an annual retainer to all non-employee directors in 2013. The cash payment was $5,000 for each non-employee director. Each director has been granted a restricted stock award pursuant to the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan. Grants of 1,600 shares per non-employee director were made for 2013 on December 12, 2013 at the closing market price on the day issued, with the exception of the Chairman, Mr. Benson, to whom a grant of 3,200 shares was made for 2013 on December 12, 2013. Shares vest approximately one year from issuance.

The following table sets forth certain information relating to compensation of directors in Fiscal 2013:

Director Compensation for 2013

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($ )	Total ($)
Lawton H. Baker(3)	$16,200	$17,808	$—	$—	$34,008
Jeffrey F. Benson(3)	$27,800	$35,616	$—	$—	$63,416
Joe P. Covington, Jr.(3)	$24,600	$17,808	$—	$—	$42,408
Virginia S. Cross	$15,400	$17,808	$—	$—	$33,208
Taylor B. Grissom(3)	$28,200	$17,808	$—	$—	$46,008
Robert M. Oman(3)	$25,000	$17,808	$—	$—	$42,808
Elizabeth T. Patterson	$14,600	$17,808	$—	$—	$32,408
Dwight C. Schaubach	$14,600	$17,808	$—	$—	$32,408

Total	$166,400	$160,272	$—	$—	$326,672

(1)	All meeting fees are paid in cash on a monthly basis.
(2)	Based on the Company’s financial performance in 2013, a cash retainer of $5,000 was paid to each non- employee director.
(3)

Each of the directors named above were granted 1,600 shares of restricted stock as a retainer that vest December 10, 2014 with the exception of Mr. Benson whom was granted 3,200 shares of restricted stock as a retainer that vest December 10, 2014. The valuation is based on the Company stock price at the grant date of December 12, 2013.

(4)

Outstanding Stock Options for non-employee directors. Mr. Baker, 3,960 shares; Mr. Benson, 3,960 shares; Mr. Covington, 3,960 shares; Mr. Grissom, 3,960 shares; and Mr. Oman, 3,960 shares. All are fully vested and all expire ten years from the date of issuance.

Related Party Transactions

Some of the directors and officers of the Company are at present, as in the past, customers of the Company and its subsidiaries, and the Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of their business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to Monarch Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $26,514,743 at December 31, 2013, or 27% of the Company’s equity capital at that date. All loans to directors are approved at the Directors Loan Committee and also approved at the Board of Directors meeting, with the director receiving the loan abstaining from the vote. The Board of Directors reviews all such transactions and has approved all related party transactions with members of the Board of Directors.

Other than as set forth above, or under “Corporate Governance and the Board of Directors – Independence of Directors,” there were no transactions during 2013 between the Company’s directors or officers and the Company or its subsidiaries, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

PROPOSAL 2. ADVISORY VOTE TO

APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the compensation tables and narrative discussion. Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The Company has in place comprehensive executive compensation plans. This Proxy Statement fully and fairly discloses all material information regarding the compensation of the Company’s named executive officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company believes that its executive compensation is competitive, is focused on pay for performance principles, is strongly aligned with the long-term interests of our shareholders and is necessary to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and the enhancement of shareholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3. APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN

The Proposal

The Board of Directors has adopted unanimously, and recommends that the Bank’s shareholders approve, the Monarch Bank 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”). The Bank’s experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Bank. The Equity Incentive Plan will succeed the Monarch Bank 2006 Equity Incentive Plan and (the “2006 Plan”). If the shareholders approve the Equity Incentive Plan, no further grants will be made under the 2006 Plan. In addition, all awards outstanding under the 2006 Plan and the preceding 1999 Incentive Stock Option Plan (the “1999 Plan”) will be administered under the Equity Incentive Plan, but subject to the terms of those grant agreements.

The complete text of the 2014 Equity Incentive Plan is attached to this Proxy Statement as Appendix A. The following general description of the principal features of the Equity Incentive Plan is qualified in its entirety by reference to Appendix A.

General Information

The 2014 Equity Incentive Plan authorizes the Compensation Committee of the Board of Directors (the “Committee”) to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Bank and its subsidiaries who are designated by the Committee:

•	options;

•	stock appreciation rights;

•	stock awards;

•	performance stock awards; and

•	stock units.

The Committee will administer the 2014 Equity Incentive Plan and may delegate all or part of its authority to one or more officers. However, the Committee may not delegate its responsibility with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary the term “administrator” means the Committee and any delegate of the Committee.

No determination has been made as to which persons eligible to participate in the 2014 Equity Incentive Plan will receive awards under the 2014 Equity Incentive Plan, and therefore, the benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

If the shareholders approve the 2014 Equity Incentive Plan, the Bank will be authorized to issue under the Equity Incentive Plan up to 1,000,000 shares of Bank Common Stock. The total number of shares available under the 2014 Equity Incentive Plan will also include the remaining authorized and unissued shares under the 2006 Plan. As of March 1, 2014, 212,920 shares were available for grants under the 2006 Plan, which is the only plan under which equity-based compensation may currently be awarded.

A total of 446,904 shares are subject to outstanding awards under the 2006 Plan and 1999 Plan, including 124,144 stock options and 322,760 shares of unvested restricted stock. The stock options outstanding as of that date have a weighted average exercise price of $7.65 and a weighted average remaining term of one year.

Generally, if an award is terminated, the shares allocated to that award under the 2014 Equity Incentive Plan or 2006 Plan or forfeited under the 1999 Plan may be reallocated to new awards under the 2014 Equity Incentive Plan. Shares surrendered pursuant to the exercise of a stock option or other award, in satisfaction of tax withholding requirements under the 2014 Equity Incentive Plan, 2006 Plan or the 1999 Plan may also be reallocated to other awards.

The 2014 Equity Incentive Plan provides that if there is a stock split, stock dividend or other event that affects the Bank’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Equity Incentive Plan and in the number of shares and price in all outstanding grants and awards made before such event.

The 2014 Equity Incentive Plan also provides that no award may be granted more than 10 years after the date it is approved by the Bank’s shareholders.

Grants and Awards under the 2014 Equity Incentive Plan

The principal features of awards under the 2014 Equity Incentive Plan are summarized below.

Stock Options. The Equity Incentive Plan permits the grant of incentive stock options and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but may not exceed 10 years. Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, using a cashless exercise with a broker, with shares of Common Stock or with a combination of cash and shares of Common Stock. If the grant agreement provides, payment may be by the Company withholding shares of Common Stock upon exercise to the extent permitted under the applicable laws and regulations. No individual may receive options covering more than 25,000 shares in any plan year.

Stock Appreciation Rights (SARs). SARs may also be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of Common Stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant. At the discretion of the Committee, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. No individual may receive SARs covering more than 25,000 shares in any plan year.

Stock Awards. The Company may also grant stock awards that entitle the participant to receive shares of Common Stock. A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. No individual may receive stock awards for more than 25,000 shares in any plan year.

Performance Shares. Performance share awards entitle the participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. To the extent that the performance shares are earned, our payment obligation may be settled in cash, shares of Common Stock, the grant of stock units, or a combination of the three. No individual may receive performance shares covering more than 25,000 shares in any plan year.

Stock Units. The Committee may also award stock units, which is an award stated with reference to a number of shares of Common Stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives prescribed by the administrator and set forth in the award agreement, cash, shares of Common Stock or a combination of both. No individual may receive stock units covering more than 25,000 shares in any plan year.

Performance Criteria

The performance objectives stated with regard to an award may be based on one or more of the following performance criteria: (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share as defined by the Company, (c) EBITDA, as defined by the Company, (d) the price of Common Stock, (e) return on equity, (f) total shareholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income (including net income, operating income, pre or after-tax income or income from continuing operations), (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) cash flow per share, (u) market share, (v) subscriber growth (on a gross or net basis), (w) churn, (x) capital expenditures, and (y) expense levels. Performance objectives may be established on a Company-wide basis, on the basis of smaller units of the Company or relative to the performance of other companies. Measurement of the performance objectives excludes the impact of certain unusual and non-recurring events on the Company’s financial statements.

Federal Income Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2014 Equity Incentive Plan are summarized below.

Nonqualified Stock Options. Stock options granted under the Equity Incentive Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options. An employee will generally not recognize income on grant or exercise of an ISO; however, the amount by which the fair market value of Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

Stock Appreciation Rights. There are no immediate federal income tax consequences to a participant when a SAR is granted. Instead, the participant realizes ordinary income upon exercise of an SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of Common Stock received. The Bank will be entitled to deduct the same amount as a business expense at the time.

Stock Awards. The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the participant as a business expense in the year the participant includes the compensation in income.

Performance Share Awards. A participant generally will not recognize taxable income upon the award of performance share awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the performance share award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to performance share awards.

Stock Units. A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the stock unit. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock unit.

Common Stock/Cash Payments. The fair market value of any shares of Company Common Stock awarded to a participant and any cash payments a participant receives in connection with other awards under the 2014 Equity Incentive Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Bank believes that grants of equity awards under the Equity Incentive Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the Equity Incentive Plan is approved by the shareholders.

State tax consequences may in some cases differ from those described above.

Amendment and Termination

The Board of Directors may amend or terminate the 2014 Equity Incentive Plan at any time, provided that no such amendment will be made without shareholder approval if (i) the amendment would increase the aggregate number of shares of Bank Common Stock that may be issued under the 2014 Equity Incentive Plan (other than as permitted under the Equity Incentive Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows certain information with respect to the Equity Compensation Plans as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders: 1999 Stock Option Plan	146,521	(1)	$7.65	0

Equity compensation plans approved by security holders: 2006 Equity Incentive Plan	0		N/A	212,920

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	146,521		$7.65	212,920

(1)

Consists entirely of shares of Common Stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to Monarch Bank’s 1999 stock option plan, the predecessor plan to the 2006 Equity Incentive Plan.

Vote Required

The 2014 Equity Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of Common Stock. Abstentions will be included in determining the number of votes cast, but Broker Shares that are not voted on this proposal will not be included.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 2014 EQUITY INCENTIVE PLAN.

PROPOSAL 4. RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit and Compliance Committee, has appointed, subject to shareholder ratification, Yount, Hyde and Barbour, PC “YHB”, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2014, and the Board of Directors desires that such appointment be ratified by the shareholders. Yount, Hyde and Barbour, PC (YHB) audited the financial statements of the Company for the fiscal year ended December 31, 2013 and December 31, 2012.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

Representatives of Yount, Hyde and Barbour, PC are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, PC, AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

AUDIT INFORMATION

The Audit and Compliance Committee operates under a written charter that it has adopted. The members of the Audit and Compliance Committee are independent as that term is defined in the listing standards of NASDAQ and applicable rules of the SEC.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Yount, Hyde and Barbour, PC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2013 and December 31, 2012, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for 2013 were $128,150 and for 2012 were $115,500.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde and Barbour, PC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2013 were $4,102 and December 31, 2011 were $16,595.

Tax Fees

The aggregate fees billed by Yount, Hyde and Barbour, PC for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2013 were zero and December 31, 2012 were zero. Tax services including the preparation of federal and state tax returns, and general tax matters are performed by the accounting firm of Cherry Beakert & Holland, which began providing tax services to the Company for tax year 2010.

All Other Fees

The aggregate fees billed by Yount, Hyde and Barbour, PC for all other fees was zero for the fiscal year ended December 31, 2013 and $4,994 for the fiscal year ended December 31, 2012.

The aggregate fees billed by Yount, Hyde and Barbour, PC, for all services rendered to the Company for the fiscal year ended December 31, 2013 were $132,252, and for the fiscal year ended December 31, 2012 they were $137,089.

Audit and Compliance Committee Report

The Audit and Compliance Committee of the Board of Directors of the Company is currently comprised of three directors, all of whom satisfy all of the following criteria: (i) meet the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director,” (ii) have not accepted directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, (iii) are not affiliated persons of the Company or any of its subsidiaries, (iv) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years, and (v) are competent to read and understand financial statements. In addition, at least one member of the Audit and Compliance Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board has determined that the Chairman of the Audit Committee, Mr. Baker, qualifies as an “Audit and Compliance Committee financial expert” within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act. Mr. Baker is independent of management based on the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director.” The Audit and Compliance Committee has furnished the following report:

The Audit and Compliance Committee is appointed by the Company’s Board of Directors to assist the Board in overseeing (1) the quality and integrity of the financial statements of the Company, (2) the independent registered public accountant’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent registered public accountant, (4) the Company’s compliance with legal and regulatory requirements, (5) the review, approval and ratification of all covered related party transactions and (6) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The authority and responsibilities of the Audit and Compliance Committee are set forth in a written charter adopted by the Board and include sole responsibility for the appointment, compensation and evaluation of the Company’s independent registered public accountant and the internal auditors for the Company, as well as establishing the terms of such engagements. The Audit and Compliance Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit and Compliance Committee deems necessary, with appropriate funding available from the Company, as determined by the Audit Committee, for such services. The Audit and Compliance Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit and Compliance Committee Charter is posted on the Company’s website.

The Audit and Compliance Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2013, the Audit Committee:

•	Monitored the preparation of quarterly and annual financial reports by the Company’s management;

•

Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2013 with management and YHB, the Company’s independent registered public accountant;

•	Discussed with management, YHB and the Company’s Director of Internal Audit the adequacy of the system of internal controls;

•

Discussed with YHB the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, relating to the conduct of the audit; and

•

Received written disclosures and a letter from YHB as required by the applicable requirements of the Public Company Accounting Oversight Board regarding YHB’s communications with the Audit and Compliance Committee concerning independence. The Audit and Compliance Committee discussed with YHB its independence.

The Audit and Compliance Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit and

Compliance Committee determined appropriate. In addition, the Audit Committee’s meetings included, when appropriate, executive sessions with the Corporation’s independent registered public accountant and the Company’s Director of Internal Audit, in each case without the presence of the Company’s management.

In performing all of these functions, the Audit and Compliance Committee acts only in an oversight capacity. Also, in its oversight role, the Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountant, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and YHB, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Audit and Compliance Committee

Lawton H. Baker, Chair

Virginia S. Cross

Taylor B. Grissom

Elizabeth T. Patterson

Pre-Approved Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde and Barbour, PC, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit and Compliance Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit and Compliance Committee for its review and approval prior to the provision of such services. In the event that the Audit and Compliance Committee cannot meet prior to the provision of such services, the Audit and Compliance Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit and Compliance Committee at its next regularly scheduled meeting.

PROPOSALS FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of Shareholders will be held on or about May 7, 2015. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 1, 2014. All such proposals and notifications shall be sent to the Secretary of the Company at 1435 Crossways Boulevard, Suite 301, Chesapeake, Virginia 23320.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at or to bring other business before the 2014 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days before the first anniversary date of the 2014 annual meeting. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon the May 7, 2015 anniversary of the 2014 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 9, 2015 and no earlier than February 9, 2015.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, as administered by the SEC, and in accordance therewith will file reports, proxy statements and other information with the SEC. The public may read and copy any document that the Corporation would file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2013 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO LYNETTE P. HARRIS, SECRETARY, WHOSE ADDRESS IS 1435 CROSSWAYS BOULEVARD, SUITE 301, CHESAPEAKE, VIRGINIA 23320. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

By Order of the Board of Directors,

Brad E. Schwartz Chief Executive Officer

Dated in Chesapeake, Virginia and mailed this 31st day of March, 2014

Appendix A

MONARCH FINANCIAL HOLDINGS, INC.

2014 EQUITY INCENTIVE PLAN

MONARCH FINANCIAL HOLDINGS, INC

2014 Equity Incentive Plan

i

MONARCH FINANCIAL HOLDINGS, INC

2014 Equity Incentive Plan

ii

MONARCH FINANCIAL HOLDINGS, INC

2014 Equity Incentive Plan

iii

ARTICLE I

DEFINITIONS

1.01.	Accounting Firm

Accounting Firm means the independent accounting firm engaged to audit the Company’s financial statements.

1.02.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.03.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04.	Award

Award means an award of Performance Shares, or a Stock Award, Stock Unit, Option or SAR granted to a Participant.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Change in Control

Change in Control means the occurrence of any of the events set forth in any one of the following paragraphs:

(a) The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights; or

(b) The Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights; or

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(c) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares (“Outstanding Company Stock”), or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company other than the acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or

(f) Approval by the Board of Directors of the Company of a resolution that a Change in Control has occurred.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the recordholders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

1.07.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.	Committee

Committee means the Compensation Committee of the Board.

1.09.	Common Stock

Common Stock means the common stock of the Company.

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1.10.	Company

Company means Monarch Financial Holdings, Inc.

1.11.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.12.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.14.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the NASDAQ National Market System or the Principal Stock Exchange on which the Common Stock is traded, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded.

1.15.	Incentive Stock Option

Incentive Stock Option means an Option which qualifies and is intended to quality as an Incentive Stock Option under Section 422 of the Code.

1.16.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Except for an adjustment authorized under Article XI, the Initial Value may not be reduced (by amendment or cancellation of the sale or otherwise) after the date of grant.

1.17.	Non-Qualified Stock Option

Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.18.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

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1.19.	Participant

Participant means an employee of the Company or a Subsidiary, a member of the Board or the board of directors of a Subsidiary or any consultant or advisor to the Company or a Subsidiary who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.20.	Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share as defined by the Company, (c) EBITDA (as defined by the Company), (d) the price of Common Stock, (e) return on equity, (f) total shareholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added (or equivalent metric), (l) debt leverage (debt to capital), (m) revenue, (n) income (including net income, operating income, pre or after-tax income or income from continuing operations), (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) cash flow per share, (u) market share (v) subscriber growth (on a gross or net basis), (w) churn, (x) capital expenditures, and (y) expense levels. Measurement of Performance Criteria against goals excludes the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements or Management’s Discussion and Analysis in the Annual Report. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

1.21.	Performance Shares

Performance Shares means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock or Stock Units, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

1.22.	Plan

Plan means the Monarch Bank 2014 Equity Incentive Plan.

1.23.	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

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1.24.	Stock Award

Stock Award means Common Stock or Stock Units awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under the Company’s incentive compensation or deferral plan or any successor thereto.

1.25.	Stock Unit

Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment. To the extent provided in an Agreement, each Stock Unit Award shall be adjusted (from the date of grant to the date of payment), to reflect the payment of dividends on the comparable number of shares of Common Stock and the adjustment shall be in the form of additional Stock Units as if such dividends had been invested in Common Stock on the dividend payment date.

1.26.	Subsidiary

Subsidiary means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest that represents, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock or other ownership or equity interest units issued by such corporation, partnership, joint venture, unincorporated association or other entity.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Units and Performance Shares. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to quality as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards, upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Unit or an award of Performance Shares, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Subsidiary, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in

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its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an award of Performance Shares or Stock Unit may be settled, or defer the receipt of Common Stock issuable upon the exercise of the Option or permit the deferral of a Stock Award; provided that such discretion (i) may not be exercised with respect to an Award intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent such discretion would be inconsistent with Code Section 162(m) and guidance thereunder; and (ii) may not be exercised in a manner that would violate Code Section 409A, including deferrals relating to Awards. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company, a Subsidiary or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, and (ii) that are not intended to qualify as “performance-based compensation” for purposes of Code section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board, any employee or director of a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan) or any consultant or advisor to the Company or a Subsidiary is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the Award of shares of Common Stock pursuant to a Stock Award or in settlement of an Award of Performance Shares or Stock Units, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

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5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares and Stock Units is 1,000,000 shares plus any shares of Common Stock remaining available for grant under the Company’s 2006 Equity Incentive Plan (the “Prior Plan”) on the effective date of the Plan. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article XI.

5.03.	Reallocation of Shares

(a) If any shares of Common Stock subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without the issuance of shares of Common Stock, the shares of Common Stock shall, to the extent of such forfeiture, expiration, termination, or non-issuance, again be available for Awards under the Plan.

(b) If shares of Common Stock are surrendered either actually or by attestation or withheld pursuant to the exercise of an Option or other Award under the Plan or award under the Prior Plan, the number of shares surrendered or withheld may be reallocated to other Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may be granted Options in any calendar year covering more than 25,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f)) (a “Ten Percent Shareholder”), and an Incentive Stock Option is granted to such employee, the Option price of such Incentive Stock Option shall be not less than the applicable price required by the Code, currently 110% of the Fair Market Value on the date of grant. Except for an adjustment authorized under Article XII, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

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6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, a Non-Qualified Stock Option may be transferred by a Participant to the Participant’s immediate family members, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section must agree in writing to be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Corporation and its related entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. To the extent any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

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6.08.	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator or to the extent permitted under the Agreement, by a cashless exercise through a securities broker. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock including by (i) surrender to the Company of shares of Common Stock, (ii) attestation of Common Stock ownership, and (iii) for Non-Qualified Options receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the Option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10.	Disposition of Stock

A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

ARTICLE VII

SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such Award provided, however, no Participant may be granted SARS in any calendar year covering more than 25,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award. In addition, no Participant may be granted Corresponding SARs (under all Incentive Stock Option plans of the Corporation and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Section 422(d) of the Code.

7.02.	Maximum SAR Period

The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted provided, however, that a Corresponding SAR granted to a Ten Percent Shareholder and related to an Incentive Stock Option shall not be exercisable after the expiration of five years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

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7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an Incentive Stock Option, may be transferred by a Participant to the Participant’s immediate family members, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section must agree in writing to be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a corresponding SAR related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

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7.07.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.	Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 25,000 shares of Common Stock.

8.02.	Vesting

The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Subsidiaries before the expiration of a stated period. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m)..

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the

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right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such Award, provided, however, that no Participant may receive awards of Performance Shares in any calendar year for more than 25,000 shares of Common Stock.

9.02.	Earning the Award

The Administrator, on the date of the grant of an Award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the Award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria; provided, however, that such restrictions shall not apply in the case of a Stock Award granted in connection with the settlement of Performance Shares, Stock Awards or an or in the case of a substitute Award pursuant to Article XI. By way of example and not of limitation, the performance objectives or other criteria may provide that the Performance Shares will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period and that the Company, a Subsidiary, the Company and its Subsidiaries or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Performance Shares in connection with a Participant’s termination of employment or service.

9.03.	Payment

In the discretion of the Administrator, the amount payable when an Award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock, grant of Stock Units or a combination of cash, Common Stock and/or Stock Units. A fractional share shall not be deliverable when an Award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04.	Shareholder Rights

No Participant shall, as a result of receiving an Award of Performance Shares, have any rights as a shareholder until and to the extent that the Award of Performance Shares is earned and

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settled by the issuance of Common Stock. After an Award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

9.05.	Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.	Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an Award of Performance Shares may be transferred by a Participant to the Participant’s immediate family members, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section must agree in writing to be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07.	Employee Status

In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X

STOCK UNITS

10.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards, provided, however, that no Participant may receive awards of Stock Units in any calendar year for more than 25,000 shares of Common Stock.

10.02.	Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the Performance Criteria or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period or that the Company, a Subsidiary, the Company and its Subsidiaries

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or the Participant achieve stated objectives including performance objectives stated with reference to Performance Criteria. Notwithstanding the preceding sentences of this Section 10.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service.

10.03.	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof. In accordance with and subject to the terms of the Agreement, a Participant may be entitled to dividend equivalents (calculated in accordance with the Agreement) at or prior to the time an award is earned. Such dividend equivalents may be payable in cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator in its sole discretion.

10.04.	Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

10.05.	Shareholder Rights

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company or Subsidiary until and to the extent that the Stock Units are earned and settled in shares of Common Stock. After Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Awards may be granted under this Plan and the terms of outstanding Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any such adjustment of outstanding Options or SAR must satisfy the requirements of Treasury Regulation 1.424-1 and section 409A of the Code. Any determination made under this Article XI by the Committee shall be final and conclusive. Adjustments made under this Article XI shall be effected in compliance with Code Section 162(m) with respect to Awards intended to constitute qualified performance-based compensation under Code Section 162(m).

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, or the terms of outstanding Awards.

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The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share or Stock Unit is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

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ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right or power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

13.05.	Change in Control

At the discretion of the Committee and in accordance with the Agreement, a Participant’s interest in a Stock Award, Performance Share or Stock Unit may be made nonforfeitable and transferable as of a Change of Control Date, and that a grant of an Option or SAR may be exercised immediately in full upon a Change of Control.

13.06.	Code Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A, and ambiguous provisions, if any, in this Plan or an Agreement shall be construed and administered in a manner that is compliant with or exempt from the application of Code Section 409A, as appropriate. For purposes of Code Section 409A, each payment under this Plan shall be deemed a separate payment. Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s termination of employment and the Company determines, in

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good faith, that immediate payment of any amount or benefits under this Plan would cause a violation of Code Section 409A, then any amounts or benefits that are payable under this Plan due to the Participant’s “separation from service” within the meaning of Code Section 409A which (i) are subject to the provisions of Code Section 409A; (ii) are not otherwise excluded under Code Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

Nothing in this Plan or an Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award. Although the Company may endeavor to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

13.07.	Code Section 162(m)

This Plan is intended to permit the award of qualified performance-based compensation under Code Section 162(m). This Plan and Agreements hereunder shall be interpreted and administered to comply with Code Section 162(m) and guidance thereunder, including, without limitation, Treasury Regulation Section 1.162-27(e) as to Awards intended to constitute qualified performance-based compensation.

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XVI. Awards granted before that date shall remain valid in accordance with their terms.

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ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Units and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Stock Units or Performance Shares shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

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REVOCABLE PROXY Monarch Financial Holdings, Inc.

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.      By Internet; or

2.      By Mail.

To Vote by Internet:

Go to https://www.rtcoproxy.com/mnrk prior to 3 a.m., May 8, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Withhold	For All Except
1.	To elect as directors the three persons listed as nominees below.	☐	☐	☐

Nominees for Class III Directors Whose Terms Will Expire in 2017:

(01) Joe P. Covington, Jr.	(02) E. Neal Crawford, Jr.
(03) Dwight C. Schaubach
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

		For	Against	Abstain
2.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.	☐	☐	☐
		For	Against	Abstain
3.	To approve the 2014 Equity Incentive Plan.	☐	☐	☐
		For	Against	Abstain
4.	To ratify the appointment of Yount, Hyde and Barbour, PC, as the Company’s independent auditor for the year ending December 31, 2014.	☐	☐	☐

To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural Matters incident to the conduct of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3 and 4.

MONARCH FINANCIAL HOLDINGS, INC. – ANNUAL MEETING, MAY 8, 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.	Via the Internet at https://www.rtcoproxy.com/mnrk and follow the instructions.

or

2.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Monarch Financial Holdings, Inc.

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2014

5:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                                          and                                         , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. to be held at the The Sandler Center for the Performing Arts, 201 Market Street, Virginia Beach, Virginia 23462 on Thursday, May 8, 2014, at 5:00 p.m., local time, or at any adjournments thereof, for the following purposes.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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